                                                                  EXHIBIT (4)(b)

                    -----------------------------------------




                          FIRST SUPPLEMENTAL INDENTURE


                                      among


                          CMS PANHANDLE HOLDING COMPANY
            (TO BE MERGED WITH AND INTO THE GUARANTOR AND SUCCESSOR)
                                     Issuer,


                      PANHANDLE EASTERN PIPE LINE COMPANY,
                                    Guarantor


                                       and


                                    NBD BANK,
                                     Trustee


                           Dated as of March 29, 1999



                 ----------------------------------------------

                                Table of Contents

                                   ARTICLE I.

                                   DEFINITIONS

SECTION 1.01               Definition of Terms.............................2

                                   ARTICLE II.

                         GENERAL TERMS AND CONDITIONS OF
                                    THE NOTES

SECTION 2.01               Designation and Principal Amount................7
SECTION 2.02               Maturity........................................7
SECTION 2.03               Interest........................................8
SECTION 2.04               Redemption......................................8
SECTION 2.05               Form............................................8

                                  ARTICLE III.

                                    COVENANTS

SECTION 3.01               Limitation on Restricted Payments...............9
SECTION 3.02               Limitation on Liens............................11
SECTION 3.03               Restriction on Sale-Leasebacks.................13
SECTION 3.04               Limitation on Other Business Activities........14
SECTION 3.05               Applicability of Covenants.....................14

                                   ARTICLE IV.

                                     DEFAULT

SECTION 4.01               General........................................15
SECTION 4.02               Additional Event of Default....................15

                                   ARTICLE V.

                                   DEFEASANCE

SECTION 5.01               General........................................15
SECTION 5.02               Covenant Defeasance............................15


                                        2

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                                   ARTICLE VI.

                                  FORM OF NOTE

SECTION 6.01               Form of Note.....................................15

                                  ARTICLE VII.

                           ORIGINAL ISSUE OF NOTES AND GUARANTEES

SECTION 7.01               Original Issue of Notes and Guarantees...........32

                                  ARTICLE VIII.

                                  MISCELLANEOUS

SECTION 8.01               Ratification of Indenture........................32
SECTION 8.02               Trustee Not Responsible for Recitals.............32
SECTION 8.03               Governing Law....................................32
SECTION 8.04               Separability.....................................33
SECTION 8.05               Counterparts.....................................33


                                        3

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of March 29, 1999 (the
"First Supplemental Indenture"), among CMS Panhandle Holding Company, a Michigan corporation (the "Issuer"), Panhandle Eastern Pipe Line Company, a Delaware corporation (the "Company" or the "Guarantor"), and NBD Bank, as trustee (the "Trustee") under the indenture dated as of March 29, 1999 among the Issuer, the Guarantor and the Trustee (the "Base Indenture" and, as so supplemented, the "Indenture").

                  WHEREAS, the Issuer and the Guarantor executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Issuer's unsecured debt securities guaranteed by the Guarantor, to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

                  WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a new series of its Debt Securities in three tranches to be known as its 6.125% Senior Notes due 2004, 6.500% Senior Notes due 2009 and 7.000% Senior Notes due 2029 in aggregate principal amounts of $300,000,000, $200,000,000 and $300,000,000, respectively, and the Guarantor desires to provide for the issuance of a Guarantee of such Debt Securities (the "Note Guarantee" and, together with the Debt Securities, the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;

                  WHEREAS, the Issuer, the Guarantor and the Initial Purchasers named therein have entered into a Registration Rights Agreement, dated as of March 29, 1999 (the "Registration Rights Agreement"), which requires the Issuer and the Guarantor to use their best efforts to make an Exchange Offer which would enable holders of Notes to exchange such Notes for Notes not subject to certain restrictions under the Securities Act or to cause a Shelf Registration Statement to be declared effective with respect to the Notes (in each case as defined in such Registration Rights Agreement); and

                  WHEREAS, the Issuer and the Guarantor have requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer and to make the Guarantee endorsed thereon when executed by the Guarantor a valid obligation of the Guarantor, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Issuer and the Guarantor covenant and agree with the Trustee as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1 Definition of Terms.

                  Unless the context otherwise requires:

                  (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

                  (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (c)      the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

                  (e) headings are for convenience of reference only and do not affect interpretation;

                  (f) the following terms have the meanings given to them in this Section 1.01(f):

                  "Adjusted Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries, plus (i) depreciation and amortization expense of the Company and its Consolidated Subsidiaries, (ii) income taxes and deferred taxes of the Company and its Consolidated Subsidiaries and (iii) other non-cash charges, in each case, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Adjusted Consolidated Net Income (i) any net income of any Person if such Person is not a Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Consolidated Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Adjusted Consolidated Net Income; and (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling-of-interests transaction for any period prior to the date of such acquisition.

                  "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock or letter stock; provided that Hybrid Preferred Securities are not considered Capital Stock for purposes of this definition.

                  "Consolidated Debt" means the total Debt of the Company and its Consolidated Subsidiaries, as set forth on the consolidated balance sheet of the Company and its Consolidated Subsidiaries for the Company's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

                  "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Debt of the Company and its Consolidated Subsidiaries, including, without duplication, (i) interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) cash and noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Interest Rate Protection Agreements (including amortization of discount) and (vii) interest expense in respect of obligations of other Persons that constitutes Debt of the Company or any of its Consolidated Subsidiaries, provided, however, that Consolidated Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

                  "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Company and its Consolidated Subsidiaries for the Company's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles. "Intangible assets" does not include any value write-up of tangible assets (other than in connection with the acquisition of the Company and its affiliated companies by CMS Energy) in connection with acquisition transactions accounted for on a purchase method.

                  "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with generally accepted accounting principles.

                  "CMS Energy" means CMS Energy Corporation, a Michigan corporation and any successor entity.

                  "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

                  "Exchangeable Stock" means any Capital Stock of a corporation that is exchangeable or convertible into another security (other than Capital Stock of such corporation that is neither Exchangeable Stock nor Redeemable Stock).

                  "Fixed Charge Coverage Ratio" means the ratio of Adjusted Consolidated Net Income plus Consolidated Interest Expense to Consolidated Interest Expense, for the four fiscal quarters of the Company ending immediately prior to the date of determination (or, in respect of any such determination occurring on or prior to December 31, 1999, the number of full fiscal quarters that shall have elapsed from the date of issuance of the Notes).

                  "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

                  "Global Note" means a Note or Notes represented by a Global Security.

                  "Hybrid Preferred Securities" means preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics: (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company in exchange for subordinated debt issued by the Company, respectively; (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and
(iii) the Company makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the Hybrid Preferred Securities.

                  "Hybrid Preferred Securities Subsidiary" means any business trust or limited partnership (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of subordinated debt issued by the Company and payments made from time to time on such subordinated debt.

                  "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

                  "Leverage Ratio" means 100% multiplied by the ratio of Consolidated Debt to Total Capital at the end of the most recent fiscal quarter preceding the date of determination.

                  "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

                  "Loan" means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as receivables on the balance sheet of the Person making such advances), loan or other extension of credit (including by way of guarantee or similar arrangement) to another Person or any purchase of Debt issued by another Person, where such advance, loan, extension of credit or Debt is subordinated in right of payment to the senior creditors of the borrower.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the Trustee.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Permitted Liens" means: (i) Liens upon rights-of-way for pipeline purposes; (ii) any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) Liens for taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by the Company or any Subsidiary in good faith; (v) Liens of, or to secure performance of, leases; (vi) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any Lien upon property or assets acquired or sold by the Company or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Company or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control or similar revenue bonds.

                  "Principal Property" means any natural gas pipeline system, natural gas gathering system or natural gas storage facility located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its Consolidated Subsidiaries taken as a whole.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the 90th day before the stated maturity of any of the outstanding Notes or is redeemable at the option of the holder thereof at any time prior to the 90th day before the stated maturity of any of the outstanding Notes.

                  "Restricted Subsidiary" means any Subsidiary of the Company owning or leasing any Principal Property.

                  "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw Hill Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the Notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by the Company which is acceptable to the Trustee.

                  "Sale-Leaseback Transaction" means, with respect to the Company or any Restricted Subsidiary, the sale or transfer by the Company or such Restricted Subsidiary of any Principal Property to a Person (other than the Company or a Subsidiary) and the taking back by the Company or such Restricted Subsidiary, as the case may be, of a lease of such Principal Property. With respect to the Issuer, "Sale-Leaseback Transaction" means the sale or transfer by the Issuer of any assets or property to another Person and the taking back by the Issuer of a lease of such assets or property.

                  "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

                  "Total Capital" means the sum of (i) Consolidated Debt and
(ii) Capital Stock, Hybrid Preferred Securities, premium on Capital Stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of Capital Stock of the Company held in treasury, all as set forth on the consolidated balance sheet of the Company and its Consolidated Subsidiaries for the Company's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

                  "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

                                   ARTICLE II.

                         GENERAL TERMS AND CONDITIONS OF
                                    THE NOTES

                  SECTION 2.1 Designation and Principal Amount.

                  There is hereby authorized a single series of Debt Securities in three tranches designated as follows:

                  (a) (1) The "6.125% Senior Notes due 2004" (the "2004 Notes"), limited in aggregate principal amount to $300,000,000, which amount shall be as set forth in any written order of the Issuer for the authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture; and (2) a Guarantee of such Debt Securities.

                  (b) (1) The "6.500% Senior Notes due 2009" (the "2009 Notes"), limited in aggregate principal amount to $200,000,000, which amount shall be as set forth in any written order of the Issuer for the authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture; and (2) a Guarantee of such Debt Securities.

                  (c) (1) The "7.000% Senior Notes due 2029" (the "2029 Notes"), limited in aggregate principal amount to $300,000,000, which amount shall be as set forth in any written order of the Issuer for the authentication and delivery of Notes pursuant to Section 2.04 of the Base Indenture; and (2) a Guarantee of such Debt Securities.

                  SECTION 2.2 Maturity.

                  The 2004 Notes will mature on March 15, 2004, the 2009 Notes will mature on July 15, 2009 and the 2029 Notes will mature on July 15, 2029.

                  SECTION 2.3 Interest.

                  Interest shall accrue from the dates, and shall be payable on the 2004 Notes, the 2009 Notes and the 2029 Notes in the amounts, and as otherwise set forth in the form of the Note appearing in Article VI of this First Supplemental Indenture.

                  SECTION 2.4 Redemption.

                  The Notes may be redeemed at the option of the Issuer at any time from time to time, in whole or in part, in the manner set forth in the form of the Notes appearing in Article VI of this First Supplemental Indenture.

                  SECTION 2.5 Form.

                  The forms of the 2004 Notes, the 2009 Notes and the 2029 Notes shall be substantially in forms provided for in Article VI. The respective terms of the 2004 Notes, the 2009 Notes and the 2029 Notes form part of this First Supplemental Indenture. The Notes may be represented by one or more Global Notes and one or more Notes in definitive, registered form. The Notes will be initially issued as Global Notes registered in the name of Cede & Co. (as nominee for the Depository Trust Company ("DTC"), New York, New York, which, together with its nominees and their successors, is hereby designated the Depositary for the Notes). The Notes shall initially contain restrictions on transfer, substantially as described in the form set forth in Article VI. Each Note, whether in the form of a Global Note or in certificated form, shall initially bear a non-registration legend and a Restricted Certificate of Transfer, in each case in substantially the form set forth in such form.

                  It is contemplated that beneficial interests in Notes owned by qualified institutional buyers (as defined in Rule 144A under the Securities
Act) ("QIBs") or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more global certificates registered in the name of Cede & Co., as registered owner and as nominee for DTC; and beneficial interests in Notes acquired by foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate global certificates (each the "Regulation S Global Certificate"), also registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of Euroclear and Cedel Bank; prior to the 40th day after the date of initial issuance of the Notes, beneficial interests in the Regulation S Global Certificate may be held only through Euroclear or Cedel Bank; Notes acquired by Institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) ("IAIs") and other eligible transferees, who are not QIBs and who are not foreign purchasers pursuant to Regulation S under the Securities Act, will be in certificated form. The Trustee and the Issuer will have no responsibility under the Indenture for transfers of beneficial interests in the Notes. So long as a Note bears a non-registration legend and a Restricted Transfer Certificate the Trustee shall authenticate and issue new Notes upon a registration of transfer only upon receipt of a Restricted Transfer Certificate in the form set forth in Article VI. The Trustee shall refuse to register any transfer of a Note in violation of the legend set forth on such Note and without appropriate completion of the Restricted Transfer Certificate on such Note.

                  Subject to the conditions set forth therein and in the Indenture, pursuant to the Registration Rights Agreement, the non-registration legend and the Restricted Transfer Certificate may be removed or rendered inapplicable in the event of an Exchange Offer or the effectiveness of a Shelf Registration Statement, in each case, in respect of the Notes.


                                  ARTICLE III.

                                    COVENANTS

                  SECTION 3.1  Limitation on Restricted Payments.

                  (a) Prior to the consummation of the Merger, the Issuer shall not declare, make or pay any Restricted Payment (as defined herein), except (i) to the extent necessary to consummate the Merger, or (ii) to the extent the Company would be permitted to make such Restricted Payment pursuant to Section 3.01(b) of this First Supplemental Indenture.

                  (b) So long as any of the Notes are outstanding and until either:

                           (1) such Notes are rated Baa1 (or an equivalent
                  rating) or higher by Moody's and BBB+ (or an equivalent rating) or higher by Standard & Poor's; or

                           (2) so long as the Company is a Subsidiary of CMS
                  Energy, the long-term senior unsecured debt rating of CMS Energy is rated Baa3 (or an equivalent rating) or higher by Moody's and BBB- (or an equivalent rating) or higher by Standard & Poor's;

in each case at which time the Company will be permanently released from the provisions of this Section 3.01(b), the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

                           (i) declare or pay any dividend or make any
                  distribution on the Capital Stock of the Company to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Subsidiary);

                           (ii) purchase, redeem or otherwise acquire or retire
                  for value any Capital Stock of the Company; or

                           (iii) make any Loan to CMS Energy or any of its
                  Affiliates that is not a Subsidiary of the Company;

(any such dividend, distribution, purchase, redemption, other acquisition or retirement described in (i) through (iii) above being hereinafter referred to as a "Restricted Payment"), unless at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                                    (1) no Event of Default, and no event that
                  with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom);

                                    (2) the Company's Fixed Charge Coverage
                  Ratio is greater than or equal to 2.2; and

                    (3) the Company's Leverage Ratio is less than or equal to 55%.

                  Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may declare, make or pay any Restricted Payment, if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                                    (1) no Event of Default, and no event that
                  with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); and

                                    (2) the aggregate amount of such Restricted
                  Payment and all other Restricted Payments made since the date of issuance of the Notes would not exceed the sum of:

                                    (A)     $50 million;

                                    (B) 75% of Adjusted Consolidated Net Income accumulated since the date of issuance of the Notes to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment; and

                                    (C) the aggregate net cash proceeds received by the Company after the date of issuance of the Notes from capital contributions or the issuance of Capital Stock of the Company to a person who is not a Subsidiary of the Company, or from the issuance to such a person of options, warrants or other rights to acquire such Capital Stock of the Company.

                  None of the foregoing provisions will prohibit:

                           (i) dividends or other distributions paid in respect
                  of any class of Capital Stock issued by the Company in connection with the acquisition of any business or assets by the Company or a Restricted Subsidiary where the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of such business or assets;

                           (ii) any purchase or redemption of Capital Stock of
                  the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, NonConvertible Capital Stock of the Company; or

                           (iii) dividends paid within 60 days after the date of
                  declaration thereof if at such date of declaration such dividends would have complied with this covenant.

                  SECTION 3.2 Limitation on Liens.

                  (a) Prior to the consummation of the Merger, the Issuer shall not create, assume, incur or suffer to exist any Lien upon any of its property or assets, including common stock of the Company held by the Issuer, except Permitted Liens described in clause (iv) of the definition thereof.

                  (b) The Company shall not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, whether owned or leased on the date of the Indenture or thereafter acquired, to secure any Debt of the Company or any other Person (other than the Notes), without in any such case making effective provision whereby all of the Notes outstanding shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured. There is excluded from this restriction:

                           (i) any Lien upon any property or assets of the
                  Company or any Restricted Subsidiary in existence on the date of the Indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the Indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the Indenture;

                           (ii) any Lien upon any property or assets created at
                  the time of acquisition of such property or assets by the Company or any Restricted Subsidiary or within 18 months after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within 18 months of such acquisition;

                           (iii) any Lien upon any property or assets existing
                  thereon at the time of the acquisition thereof by the Company or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Company or any Restricted Subsidiary);

                           (iv) any Lien upon any property or assets of a Person
                  existing thereon at the time such Person becomes a Restricted Subsidiary by acquisition, merger or otherwise (whether or not such Lien was created in anticipation of such acquisition);

                           (v) any Lien securing obligations assumed by the
                  Company or any Restricted Subsidiary existing at the time of the acquisition by the Company or any Restricted Subsidiary of the property or assets subject to such Lien or at the time of the acquisition of the Person which owns such property or assets;

                           (vi) any Lien on property to secure all or part of
                  the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within 18 months after completion of such construction or making of such improvements, to provide funds for any such purpose;

                           (vii) any Lien in favor of the Issuer, the Company or
                  any Restricted Subsidiary;

                           (viii) any Lien created or assumed by the Company or
                  any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Company or any Subsidiary;

                           (ix) any Lien upon property or assets of any foreign
                  Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

                           (x)  Permitted Liens;

                           (xi) any Lien created by any program providing for
                  the financing, sale or other disposition of trade or other receivables classified as current assets in accordance with United States generally accepted accounting principles entered into by the Company or by a Subsidiary of the Company, provided that such program is on terms customary for similar transactions, or any document executed by any Subsidiary in connection therewith, provided that such Lien is limited to the trade or other receivables in respect of which such program is created or exists, and the proceeds thereof;

                           (xii) any Lien upon any additions, improvements,
                  replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (i) through (xi), inclusive, above; or

                           (xiii) any extension, renewal, refinancing, refunding
                  or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (i) through (vi), inclusive, above (and liens related thereto referred to in clause (xii) above), or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby shall not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

                  Notwithstanding the foregoing, under the Indenture, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of the Company or any Person (other than the Notes) that is not otherwise excepted by clauses (i) through (xiii), inclusive, above without securing the Notes issued under the Indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of Section 3.03(b) of this First Supplemental Indenture) does not exceed the greater of 15% of Consolidated Net Tangible Assets or 15% of Total Capital.

                  SECTION 3.3  Restriction on Sale-Leasebacks.

                  (a) Prior to the consummation of the Merger, the Issuer shall not engage in a Sale-Leaseback Transaction.

                  (b) The Company shall not, nor shall it permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

                           (i) such Sale-Leaseback Transaction occurs within 18
                  months from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later;

                           (ii) the Sale-Leaseback Transaction involves a lease
                  for a period, including renewals, of not more than four years;

                           (iii) the Company or such Restricted Subsidiary would
                  be entitled to incur Debt secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the Notes; or

                           (iv) the Company or such Restricted Subsidiary,
                  within an 18-month period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the repayment, redemption or retirement of Funded Debt of the Company or any Subsidiary, or (B) investment in another Principal Property or in a Subsidiary of the Company which owns another Principal Property.

                  Notwithstanding the foregoing, under the Indenture, the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not otherwise excepted by clauses (i) through
(iv), inclusive, above, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the Notes) secured by Liens upon any Principal Properties not excepted by clauses (i) through (xiii), inclusive, of Section 3.02(b) of this First Supplemental Indenture, do not exceed the greater of 15% of the Consolidated Net Tangible Assets or 15% of Total Capital.

                  SECTION 3.4   Limitation on Other Business Activities.

                  Prior to the consummation of the Merger, the Issuer shall not engage in any trade, business or operations other than in connection with (i) the holding of common stock (including the making of capital contributions and the receipt of dividends and other distributions in respect thereof) of the Company, (ii) the Merger and (iii) the issuance of the Notes.

                  SECTION 3.5   Applicability of Covenants.

                  Unless otherwise stated herein, the foregoing covenants contained in this Article III shall only be in effect so long as any of the Notes are outstanding.


                                   ARTICLE IV.

                                     DEFAULT

                  SECTION 4.1 General.

                  All of the events specified in paragraphs (1) through (6) in
Section 6.01(a) of the Base Indenture shall be "Events of Default" with respect to the Notes.

                  SECTION 4.2 Additional Event of Default.

                  The following event shall be an "Event of Default" with respect to the Notes: default in the payment of any Liquidated Damages pursuant to the Registration Rights Agreement with respect to any of the Notes, when due, and continuance of such default for a period of 60 days.


                                   ARTICLE V.

                                   DEFEASANCE

                  SECTION 5.1 General.

                  All of the provisions of Article XI of the Base Indenture shall be applicable to the Notes.

                  SECTION 5.2 Covenant Defeasance.

                  With respect to and pursuant to the terms of Section 11.02(b) of the Base Indenture, the release of covenant obligations provided for therein shall, with respect to the Notes, also apply to Section 3.01, Section 3.02,
Section 3.03 and Section 3.04 of this First Supplemental Indenture.


                                   ARTICLE VI.

                                  FORM OF NOTE

                  SECTION 6.1   Form of Note.

                  The Notes, the Note Guarantee and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

                  [IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any
Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                  [IF THE NOTE IS TO BE A RESTRICTED NOTE, INSERT THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL

"ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE GUARANTOR) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "U.S. PERSONS" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.]

No.                                                       $
   -----------                                             ------------------


                          CMS Panhandle Holding Company

                                ___% SENIOR NOTE
                            DUE [2004] [2009] [2029]

                  CMS PANHANDLE HOLDING COMPANY, a Michigan corporation (the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________________, or registered assigns, the principal sum of
____________________ Dollars on [March 15,][July 15,] [2004][2009][2029]
("Maturity") and to pay interest thereon from _________ __, 1999 (the "Original Issue Date") or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on [IN THE CASE OF THE 2004 NOTES - March 15 and September 15][IN THE CASE OF THE 2009 NOTES AND THE 2029 NOTES - January 15 and July 15] in each year, commencing [IN THE CASE OF THE 2004

NOTES - September 15][IN THE CASE OF THE 2009 NOTES AND THE 2029 NOTES - July 15], 1999 and at Maturity at the rate of [IN THE CASE OF THE 2004 NOTES - 6.125][IN THE CASE OF THE 2009 NOTES - 6.500][IN THE CASE OF THE 2029 NOTES - 7.000]% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment which shall be the close of business on the 1st day of the calendar month in which such Interest Payment Date occurs. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the registered holder at such address as shall appear in the Security Register.

                  This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated
      ---------------, ----

                                        CMS PANHANDLE HOLDING COMPANY


                                        By____________________________
                                         Name:
                                         Title:



Attest:



By
  -------------------------
  Name:
  Title:


                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes of the series of Notes described in the within-mentioned Indenture.


NBD BANK, as Trustee


By
  -------------------------
  Authorized Signatory

                               (FORM OF GUARANTEE)


                  FOR VALUE RECEIVED, Panhandle Eastern Pipe Line Company (the "Company" or the "Guarantor"), hereby irrevocably and unconditionally guarantees to the registered holder of this Note upon which this Guarantee is endorsed that: (i) principal of, premium, if any, interest and any other payments on this Note will be promptly paid in full when due, subject to any applicable grace period, whether on the stated maturity, on an interest payment date, by acceleration, by call for redemption, upon repurchase or purchase pursuant to the Indenture referred to therein or otherwise, and interest on the overdue principal and premium, if any, and interest on any interest or any other payment, to the extent lawful (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Issuer or the Guarantor, whether or not a claim for post-filing interest is allowed in each proceeding) and all other obligations of the Issuer to the registered holder of this Note under this Note or the Indenture will be promptly paid in full when due or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of said Note or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, on an interest payment date, by acceleration, required repurchase or otherwise.

                  The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the provisions of this Note or the Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the holders of this Note or the Trustee, or any other circumstance which may otherwise constitute a legal discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent to the Guarantor increase the principal amount of this Note or the interest rate thereon or change the currency of payment with respect to this Note, or alter the stated maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, to require that the Trustee pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amount payable under this Note prior to recourse against the Guarantor or its assets), protest or notice with respect to this Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that, except as otherwise set forth below and in the Indenture, the Guarantee of the Guarantor will not be discharged with respect to this Note except by payment in full of the principal thereof, premium, if any, any interest thereon and all other amounts payable thereunder. If at any time while this Guarantee remains in effect any payment of principal of and interest on this Note is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such a payment had become due but had not been made at such times.

         This Guarantee is dated the date of the Note upon which it is endorsed.

         If for any reason this Guarantee shall be deemed to be unenforceable, the Guarantor hereby irrevocably and unconditionally agrees as a primary obligor to indemnify fully the registered holder of this Note upon which this Guarantee is endorsed for and against any amounts owed by the Issuer in respect of this Note and the Indenture that otherwise would be payable under this Guarantee.

                  The Guarantor shall be subrogated to all rights of the holder of said Note against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and premium, if any, and interest on all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

                  Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Issuer on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C.
Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

                  Notwithstanding anything to the contrary contained herein, upon consummation of the Merger, the Company will assume all of the Issuer's obligations on this Note and under the Indenture, and the Company will be automatically and unconditionally released and discharged from its obligations under this Guarantee.

                  This Guarantee shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee (or the Authentication Agent).

                  This Guarantee shall be governed by the laws of the State of New York.

                  IN WITNESS WHEREOF, Panhandle Eastern Pipe Line Company has caused this Guarantee to be executed.

                                                  PANHANDLE EASTERN PIPE
                                                  LINE COMPANY
                                                  as Guarantor


By:                                               By:
   ---------------------                             ------------------------
   Name:                                            Name:
   Title: Assistant Secretary                       Title:

                            (FORM OF REVERSE OF NOTE)

                  This Note is one of a duly authorized series of Securities of the Issuer (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an indenture (the "Base Indenture") dated as of March 29, 1999 among the Issuer, Panhandle Eastern Pipe Line Company, a Delaware corporation, as Guarantor (the "Company" or the "Guarantor") and NBD Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of March 29, 1999 among the Issuer, the Guarantor and the Trustee (the Base Indenture as so supplemented, hereinafter being referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.



                  [IN THE CASE OF A 2004 NOTE OR 2009 NOTE OR 2029 NOTE -- This tranche of the Notes (the "[2004] [2009] [2029] Notes") is redeemable at the option of the Issuer at any time and from time to time, in whole or in part, upon not less than 30 nor more than 45 days notice to each holder of such Notes, at a redemption price equal to the Make-Whole Price of such Notes. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (excluding the portion of any such interest accrued to the redemption date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption. Unless there is a default in the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

                  "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price at such date of redemption, plus [IN THE CASE OF A 2004 NOTE - 15 basis points (0.15%)] [IN THE CASE OF A 2009 NOTE - 25 basis points (0.25%)] [IN THE CASE OF A 2029 NOTE - 40 basis points (0.40%)].

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the [2004 Notes] [2009 Notes] [2029 Notes] to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

                  "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities", or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of both such Reference Treasury Dealer Quotations.

                  "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer" means, for the Notes, each of Donaldson, Lufkin & Jenrette Securities Corporation, Barclays Capital Inc., Chase Securities Inc., NationsBanc Montgomery Securities LLC, First Chicago Capital Markets, Inc., Salomon Smith Barney Inc. and SG Cowen Securities Corporation and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City ( a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

                  If an Event of Default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and certain other obligations with respect to this Note, in each case upon compliance with certain conditions set forth therein.

                  The Indenture permits, with certain exceptions as therein provided, modifications and amendments of the Indenture by the Guarantor and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes.

                  The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of the holders of all Notes, waive, insofar as the Notes are concerned, compliance by the Issuer and Guarantor with certain restrictive provisions of the Indenture.

                  The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive any past default under the Indenture with respect to any Notes, except a default (i) in the payment of principal of, or premium, if any, or any interest on any Note; or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected.

                  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided, however, that the Trustee shall not be obligated to take any action unduly prejudicial to holders not joining in such direction or involving the Trustee in personal liability.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  [IN THE CASE OF A 2004 NOTE OR 2009 NOTE OR 2029 NOTE -- The Issuer shall not be required to (a) issue, exchange or register the transfer of this Note for a period of 15 days next preceding the mailing of the notice of redemption of Notes or (b) exchange or register the transfer of any Note or any portion thereof selected, called or being called for redemption, except in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.]

                  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[IF NOTE IS A RESTRICTED NOTE -
                      (RESTRICTED CERTIFICATE OF TRANSFER)


                FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S)
AND TRANSFER(S) UNTO                                     PLEASE INSERT SOCIAL
                    -------------------------------------
SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE






-----------------------------------------------------------

-----------------------------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)



-----------------------------------------------------------
the within Note and all rights thereunder, and hereby
irrevocably constitutes and appoints
                                    -------------------------------


----------------------------------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

The undersigned certifies that said Note is being resold, pledged or otherwise transferred as follows: (check one)

|_|      to the Issuer;

|_| to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

|_| in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act;

|_| to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Note for investment purposes and not for distribution; (attach a copy of an Investment Letter For Institutional Accredited Investors in the form annexed signed by an authorized officer of the transferee)

|_| as otherwise permitted by the non-registration legend appearing on this Note; or

|_| as otherwise agreed by the Issuer, confirmed in writing to the Trustee, as follows: (describe)

         ---------------------------------------------

          --------------------

Dated:
      ---------------------------------------             ----------------------

[IF NOTE IS NOT A RESTRICTED NOTE -

                            (CERTIFICATE OF TRANSFER)


                FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELL(S), ASSIGN(S)
AND TRANSFER(S) UNTO                           PLEASE INSERT SOCIAL SECURITY
                     -------------------------
NUMBER OR OTHER IDENTIFYINGNUMBER OF ASSIGNEE






----------------------------------------------------

----------------------------------------------------
(Please print or typewrite name and address including postal zip code, of assignee)



------------------------------------------------------------------
the within Note and all rights thereunder, and hereby
irrevocably constitutes and appoints
                                    ---------------------------------------



----------------------------------------------------
to transfer said Note on the books of the Issuer, with full power of substitution in the premises.








Dated:
      -------------------------------                ---------------------------

[IF NOTE IS A RESTRICTED NOTE -

                         (FORM OF INVESTMENT LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS)




[Transferor, Trustee and Issuer Names and Addresses]



Ladies and Gentlemen:

  In connection with our proposed purchase of [6.125% Senior Notes due 2004][6.500% Senior Notes due 2009][7.000% Senior Notes due 2029] (the "Notes") issued by CMS Panhandle Holding Company, a Michigan corporation ("Issuer"), as guaranteed by Panhandle Eastern Pipe Line Company, a Delaware corporation (the "Guarantor"), we confirm that:


                  1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

                  2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to Notes (the "Indenture") and that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

                  3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Notes, we will do so only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (substantially in the form of this letter) and an opinion of counsel acceptable to the Issuer and the Guarantor that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 903 or 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and Issuer such certifications, legal opinions and other information as the Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  6. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,


                                                 By:
                                                    --------------------------
                                                    Name:
                                                    Title:


                                  (END OF FORM)

                                  ARTICLE VII.

                     ORIGINAL ISSUE OF NOTES AND GUARANTEES

                  SECTION 7.1          Original Issue of Notes and Guarantees.

                  Upon execution of this First Supplemental Indenture, 2004 Notes in aggregate principal amount of $300,000,000, 2009 Notes in aggregate principal amount of $200,000,000 and 2029 Notes in aggregate principal amount of $300,000,000 may be executed by the Issuer and Note Guarantees endorsed thereon executed by the Guarantor. Such Notes and Note Guarantees endorsed thereon may be delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by its Chairman, President or any Vice President and its Secretary or an Assistant Secretary, without any further action by the Issuer.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

                  SECTION 8.1  Ratification of Indenture.

                  The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

                  SECTION 8.2  Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Issuer and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 8.3  Governing Law.

                  This First Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

                  SECTION 8.4  Separability.

                  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  SECTION 8.5  Counterparts.

                  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                          CMS PANHANDLE HOLDING COMPANY
                                            As Issuer


                        By:  /s/  Alan M. Wright
                           --------------------------------------
                                      Name:  Alan M. Wright
                                     Title:  Senior Vice President and
                                             Chief Financial Officer


                          PANHANDLE EASTERN PIPE LINE COMPANY
                          As Guarantor


                        By:  /s/  Alan M. Wright
                           --------------------------------------
                                      Name:  Alan M. Wright
                                     Title:  Senior Vice President and
                                             Chief Financial Officer


                          NBD BANK,
                          as Trustee



                        By:  /s/  J. Michael Banas
                           --------------------------------------
                                      Name:  J. Michael Banas
                                     Title:  Vice President